                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)


Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         DELTA FINANCIAL CORPORATION
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                          DELTA FINANCIAL CORPORATION
                               1000 WOODBURY ROAD
                            WOODBURY, NEW YORK 11797

Dear Stockholder:

     On behalf of the Board of Directors of Delta Financial Corporation, it is my pleasure to invite you to attend the 2000 Annual Meeting of Stockholders of the Company, which will be held at the Huntington Hilton, at 598 Broad Hollow Road, Melville, New York 11747, on Tuesday, May 16, 2000, at nine o'clock in the morning, local time.

     The business to be transacted at the meeting is set forth in the Notice of Meeting and is more fully described in the accompanying proxy statement.

     It is important that your shares be represented at the meeting, regardless of how many shares you hold. Whether or not you can be present in person, please sign, date and return your proxy in the enclosed postage paid envelope, as soon as possible. If you do attend the meeting and wish to vote in person, your proxy may be revoked at your request.

     We appreciate your support and look forward to seeing you at the meeting.

                                          Sincerely yours,

                                          /s/ Hugh Miller

                                          Hugh Miller
                                          President & Chief Executive Officer

                          DELTA FINANCIAL CORPORATION
                               1000 WOODBURY ROAD
                            WOODBURY, NEW YORK 11797
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2000
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Delta Financial Corporation (the "Company") will be held at the Huntington Hilton at 598 Broad Hollow Road, Melville, New York 11747, on Tuesday, May 16, 2000, at nine o'clock in the morning, local time, for the following purposes:

          1. To elect two Class I Directors for a term of three years and until their successors shall have been elected and qualified ("Proposal No. 1");

          2. To ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2000 ("Proposal
     No. 2"); and

          3. To transact such other business as may properly come before the meeting, or any adjournment thereof.

     Stockholders of record at the close of business on March 27, 2000 will be entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Marc E. Miller

                                          Marc E. Miller
                                          Secretary

Woodbury, New York
April 14, 2000

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES TO BE VOTED, PLEASE DATE, SIGN AND MAIL THE ACCOMPANYING FORM OF PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                          DELTA FINANCIAL CORPORATION
                               1000 WOODBURY ROAD
                            WOODBURY, NEW YORK 11797

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           MEETING DATE: MAY 16, 2000

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Delta Financial Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Huntington Hilton at 598 Broad Hollow Road, Melville, New York 11747, on Tuesday, May 16, 2000, at nine o'clock in the morning, local time, or any adjournments thereof. Stockholders of record at the close of business on March 27, 2000 will be entitled to vote at the meeting.

     The shares represented by the accompanying proxy will be voted (or withheld from voting) as directed (1) with respect to the election of two Directors (Proposal No.1) or, if no direction is indicated with respect to Proposal
No. 1, will be voted in favor of the election as Directors of the nominees listed below, and (2) with respect to ratifying the appointment of KPMG LLP as independent auditors for the Company (Proposal No. 2) or, if no direction is indicated with respect to Proposal No. 2, will be voted in favor of such ratification. Each proxy executed and returned by a stockholder may be revoked at any time thereafter by giving written notice of such revocation to the Secretary of the Company or by attending the Annual Meeting and voting in person, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

     The enclosed proxy also serves as the voting instruction card for the trustees who hold shares of record for participants in the Delta Funding Corp. 401(k) Profit-Sharing Plan. Shares for which no instructions are received by the trustees will be voted in the same proportion as the shares for which the trustees receive instructions.

     Under Delaware law, abstentions and broker non-votes are counted for purposes of establishing a quorum, but otherwise do not count. Generally, the approval of a specified percentage of shares voted at a stockholder meeting is required to approve a proposal and thus abstentions and broker non-votes have no effect on the outcome of a vote. At the Annual Meeting, a plurality of the shares of Common Stock voted is required to elect a Director, without regard to either broker non-votes or abstentions.

     An Annual Report to Stockholders for the year ended December 31, 1999, including financial statements, accompanies this Proxy Statement. Additional copies of the Annual Report are available upon request. The date of this Proxy Statement is the approximate date on which the Proxy Statement and form of proxy were first sent or given to stockholders.

                               VOTING SECURITIES

     The Company has set the close of business on March 27, 2000 as the record date (the "Record Date") for purposes of determining stockholders entitled to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding 15,883,749 shares of common stock, par value $.01 per share (the "Common Stock"), the only class of voting securities of the Company outstanding. Each stockholder is entitled to one vote for each share of Common Stock held.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table provides information at April 10, 2000, with respect to
(1) any person known to the Company to be the beneficial owner of five percent or more of the Common Stock, (2) all Directors (both continuing and nominees) of the Company, (iii) each of the five most highly compensated executive officers of the Company, and (iv) all Directors and executive officers as a group. Unless otherwise indicated, the beneficial ownership disclosed consists of sole voting and investment power.

                                                                                     AMOUNT AND NATURE OF    PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                              BENEFICIAL OWNERSHIP    OF CLASS
----------------------------------------------------------------------------------   --------------------    --------
Sidney A. Miller (2)..............................................................         4,982,471           31.4%
Hugh Miller (3)...................................................................         5,321,543           33.5%
Marc E. Miller (4)................................................................         3,777,383           23.8%
Lee Miller (5)....................................................................         3,768,569           23.7%
Richard Blass (6).................................................................            52,553            0.3%
Martin D. Payson (7)..............................................................            45,000            0.3%
Arnold B. Pollard (8).............................................................            10,000            0.1%
Margaret Williams (9).............................................................             2,500              *
Randall F. Michaels (10)..........................................................            58,073            0.4%
T. Rowe Price Associates, Inc. (11)...............................................         1,026,200            6.5%
Wellington Management Company, LLP (12)...........................................         1,053,500            6.6%
All Directors and executive officers as a group (11 persons) (13).................        10,555,838           66.5%

------------------
  * Less than one-tenth of one percent

 (1) Unless otherwise indicated, the address of each beneficial owner is c/o Delta Financial Corporation, 1000 Woodbury Road, Woodbury, NY 11797.

 (2) Includes 15,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

 (3) Includes (1) 3,747,231 shares of Common Stock owned by two grantor retained annuity trusts, of which Mr. Hugh Miller is a trustee and has shared voting and investment power, (2) 12,676 shares of Common Stock over which he has sole voting and investment power for the benefit of two family members under the Uniform Gifts for Minor's Act, and (3) 60,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

 (4) Includes (1) 3,747,231 shares of Common Stock owned by two grantor retained annuity trusts, of which Mr. Marc Miller is a trustee and has shared voting and investment power; (2) 8,814 shares of Common Stock over which he has sole voting and investment power for the benefit of two family members under the Uniform Gifts for Minor's Act, and (3) 15,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

 (5) Includes (1) 3,747,231 shares of Common Stock owned by two grantor retained annuity trusts, of which Mr. Lee Miller is a trustee and has shared voting and investment power and (2) 15,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

 (6) Includes 50,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

 (7) Includes 10,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days. Mr. Payson's address is 750 Lexington Avenue, New York, NY 10022.

 (8) Includes 10,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days. Dr. Pollard's address is c/o Chief Executive Group, 733 Third Avenue, New York, NY 10017.

 (9) Includes 2,500 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

(10) Includes 50,000 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

(11) Based upon Schedule 13G filings. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

     power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associate's address is 100 E. Pratt Street, Baltimore, MD 21202.

(12) Based upon Schedule 13G filings. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Wellington Management Company ("WMC"), in its capacity as investment advisor, may be deemed to beneficially own these 1,053,500 shares, which are held of record by clients of WMC. According to its Schedule 13G filing, WMC has shared power to dispose or to direct the disposition of all 1,053,500 shares, and has shared power to vote or direct the vote of 861,500 shares. WMC's address is 75 State Street, Boston, MA 02109.

(13) Includes 258,500 shares of Common Stock subject to currently exercisable options or options exercisable within 60 days.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of six members divided into three classes serving staggered terms, with the term of one class of Directors to expire each year. At the Annual Meeting, the stockholders will elect two Class I Directors for a term of three years, expiring in 2003 and until their successors shall have been elected and qualified. The term of the Class II Directors expires in 2001, and the term of the Class III Directors expires in 2002, at which times Directors of such classes will be elected for three-year terms. The nominees are presently serving as Directors of the Company. If no direction to the contrary is given, all proxies received by the Board of Directors will be voted "FOR" the election as Directors of Richard Blass and Arnold B. Pollard. In the event that any nominee is unable or declines to serve, the proxy solicited herewith may be voted for the election of another person in his stead at the discretion of the proxies. The Board of Directors knows of no reason to anticipate that this will occur.

     Biographical information follows for each person nominated and each person whose term of office will continue after the Annual Meeting. The Company was incorporated in August 1996 to acquire all of the outstanding capital stock of Delta Funding Corporation, a New York corporation. References to the Company in the following biographies, and in the biographies of executive officers below, may include references to Delta Funding Corporation prior to the Company's incorporation.

NOMINEES

  Class I Directors

     Richard Blass is an Executive Vice President of the Company and has been the Chief Financial Officer and Treasurer since 1997, and a Director since 1996. He has served in various capacities since joining the Company in 1992. Prior thereto, Mr. Blass was a money market and derivatives trader at Citicorp Securities Markets Inc.

     Arnold B. Pollard, Ph.D. became a Director of the Company in 1996.
Dr. Pollard has been the President and Chief Executive Officer of Chief Executive Group, which publishes Chief Executive magazine, since 1993 and, for over 20 years, Dr. Pollard has been President of Decision Associates, a management consulting firm specializing in organizational strategy and structure. Dr. Pollard was also a founding member of the Strategic Decision Analysis Group of SRI. Dr. Pollard also serves on the Board of Directors of GKN Securities, Inc., Sonic Foundry, the International Management Education Foundation, and The Committee for Economic Development, and is on the advisory board of Sequel Technology.

CONTINUING DIRECTORS

  Class II Directors

     Sidney A. Miller founded the Company and has been Chairman of the Board of Directors of the Company since its inception. He was President and Chief Executive Officer from 1982 to 1991 and has been involved in the mortgage banking industry since 1974. He is also a chartered life insurance underwriter. Mr. Miller is a director of the National Home Equity Mortgage Association and an Associate Trustee of North Shore University Hospital.

     Martin D. Payson became a Director of the Company in 1996. Mr. Payson formerly served as Vice Chairman of Time Warner, Inc. from 1990 to 1992, and prior to the merger of Time Inc. and Warner Communications, Inc., Mr. Payson held the position of Office of the President and General Counsel of Warner Communications, Inc., of which he also was a Director for 14 years. Mr. Payson also serves on the Board of Directors of Panavision Inc., Global Decisions Group, LLC and Classic Communications, Inc. He is the Chairman of the Board for Latin Communications Group Inc.

  Class III Directors

     Hugh Miller has been the President and Chief Executive Officer of the Company since 1991, and a Director since inception. He has been associated with the Company in various capacities since 1985 and has been primarily responsible for the day-to-day operations of the Company since 1985.

     Margaret Williams became a Director of the Company in April 2000. Ms. Williams has been a communications consultant since 1997. She served as one of seventeen assistants to the President of the United States of America, Bill Clinton and as Chief of Staff to First Lady Hillary Rodham Clinton from 1993 to 1997. Ms. Williams was the Director of Communications for the Children's Defense Fund, a national non-profit organization, from 1985-1990 and the Deputy Director of Media Relations for the Center on Budget and Policy from 1983-1985.

  Board and Committee Meetings

     The Company has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee, currently comprised of Messrs. Sidney
A. Miller, Hugh Miller and Richard Blass, is authorized and empowered, to the extent permitted by Delaware law, to exercise all functions of the Board of Directors in the interval between meetings of the Board of Directors. The functions of the Audit Committee, currently comprised of Messrs. Payson and Pollard, include recommending to the Board of Directors the engagement of the Company's independent auditors, reviewing with such independent auditors the plan for and result of their auditing engagement and the independence of such auditors. The Compensation Committee, currently comprised of Messrs. Payson and Pollard, reviews and approves the compensation of executive officers and key employees and administers the Company's stock option plan.

     During the year ended December 31, 1999, there were eight meetings of the Board of Directors, three unanimous written consents in lieu of a meeting of the Board of Directors, one meeting each of each of the Audit and Compensation Committees and two meetings of the Executive Committee.

     Each Director attended not less than 75% of the meetings of the Board and not less than 75% of the meetings held by all committees on which he served.

     Each Director who is not an officer or employee of the Company is paid an annual fee of $20,000 in addition to a fee of $1,000, plus expenses, for each Board of Directors meeting attended. Each committee member, who is not an officer or employee of the Company, is paid a fee of $1,000, plus expenses, for each committee meeting attended. Committee fees are paid only for meetings held on days when no Board of Directors meeting is held. Each non-employee Director has also received, upon their appointment to the Board, a grant of 10,000 options, one-quarter of which vested immediately upon election with an additional one quarter vesting each year thereafter.

MANAGEMENT

  Directors and Executive Officers

     The Directors and Executive Officers of the Company as of December 31, 1999 are as follows:

                                                          DIRECTOR
NAME                                               AGE    SINCE      POSITION HELD WITH THE COMPANY
------------------------------------------------   ---    --------   ------------------------------------------------
Sidney A. Miller................................   65       1996     Chairman of the Board of Directors
Hugh Miller.....................................   36       1996     President, Chief Executive Officer and Director
Richard Blass...................................   36       1996     Executive Vice President, Chief Financial
                                                                     Officer, Treasurer and Director
Martin D. Payson................................   64       1996     Director
Arnold B. Pollard...............................   57       1996     Director
Margaret Williams...............................   45       2000     Director
Christopher Donnelly............................   39         --     Executive Vice President
Randall F. Michaels.............................   40         --     Executive Vice President
Franklin E. Pellegrin, Jr.......................   49         --     Executive Vice President
Marc E Miller...................................   33         --     Senior Vice President, General Counsel and
                                                                     Secretary
Lee Miller......................................   30         --     Senior Vice President

     Biographical information follows for the Executive Officers named in the above chart who are not Directors of the Company.

     Christopher Donnelly is an Executive Vice President of the Company in charge of Originations Operations and Policy. Mr. Donnelly is primarily responsible for supervising all aspects of credit and underwriting, including the Broker, Retail and Correspondent Divisions and Appraisal Review. Since joining the Company in 1987, Mr. Donnelly has served in a variety of positions, including Senior Vice President of Underwriting and Assistant Manager of Originations.

     Randall F. Michaels is an Executive Vice President of the Company in charge of Sales and Marketing. Mr. Michaels has been the National Sales Manager since he joined the Company in 1995 and remains primarily responsible for supervising all aspects of sales and marketing for the Company. Prior to joining Delta, Mr. Michaels was Regional Sales Manager of Quality Mortgage/Express Funding Inc., a mortgage finance company, for two years and, before that, Regional Sales Manager for American Funding Group, a mortgage finance company, for six years.

     Franklin E. Pellegrin, Jr. is an Executive Vice President of the Company in charge of Servicing Operations. Mr. Pellegrin has been the Servicing Manager since he joined the Company in 1996 and is primarily responsible for supervising all aspects of the Company's servicing operations. Prior to joining Delta, Mr. Pellegrin served as Senior Vice President in charge of servicing and data processing of Mid-Coast Mortgage Company for sixteen years.

     Marc E. Miller has been a Senior Vice President and General Counsel of the Company since 1998. Mr. Miller joined the Company in 1993 as an Assistant Vice President, primarily overseeing aspects of default management and handling certain in-house legal responsibilities. Prior to joining the Company, from 1991 to 1993, Mr. Miller was an Associate at the law firm of Winick & Rich, P.C., where he specialized in commercial litigation.

     Lee Miller, CFA, has been a Senior Vice President of the Company since 1998, primarily responsible for Risk Management. Mr. Miller joined the Company in 1994 as an Assistant Vice President, and his responsibilities have included analyzing securitization structures, product development pricing and secondary marketing. Prior to joining the Company, Mr. Miller worked at J.P. Morgan Institutional Management trading money market securities and analyzing relative value.

FAMILY RELATIONSHIPS

     Hugh Miller, Marc E. Miller and Lee Miller are Sidney A. Miller's sons. No other family relationship exists among any of the Directors or executive officers of the Company as of December 31, 1999. No arrangement or understanding exists between any Director or executive officer or any other person pursuant to which any Director or executive officer was selected as a Director or executive officer of the Company. Subject to rights under applicable employment agreements, each executive officer serves at the pleasure of the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following report submitted by the Compensation Committee of the Board of Directors (the "Compensation Committee"), provides information regarding policies and practices concerning compensation of the Chief Executive Officer and other executive officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Compensation Committee is responsible for setting the compensation paid to the Chief Executive Officer and for final approval of the compensation paid to other executive officers of the Company, approving or disapproving the recommendations of the Chief Executive Officer as to such compensation. The Compensation Committee, which is comprised of the three non-employee Directors of the Company, is responsible for approving the overall compensation plans which govern the compensation of the key executive officers, including the Company's Chief Executive Officer. Most executive officers, including the Chief Executive Officer, are compensated pursuant to the terms of written employment agreements. (See "--Employment Agreements"). In 1999, new employment agreements were entered into with Richard Blass, Randall F. Michaels, Christopher Donnelly and Franklin E. Pellegrin, Jr. Executives are provided with a combination of one or more of the following types of compensation: salary and annual bonus.

     SALARY: All executive officers are provided with a fixed annual salary that is reviewed on an annual basis by the Compensation Committee and the Chief Executive Officer. Salary and increases are determined partially by comparison to salaries for similar positions at comparable companies, the executive's annual performance review, the value of the contributions made by the executive and the executive's and the Company's performance in relation to goals established at the beginning of the period. In addition to considering the above factors when approving compensation increases, the Compensation Committee also considers the overall financial health of the Company.

     ANNUAL BONUS: The Company also attempts to motivate its executives by providing them the opportunity to earn an annual bonus. These bonuses, if paid, can represent a significant portion of the executive's total compensation. The bonus amount depends upon the Compensation Committee's evaluation of such executive's work performance and contribution to the Company's success and/or is based upon satisfaction of certain prescribed conditions set forth in each officer's respective employment agreement.

     The Compensation Committee believes that a meaningful base salary and bonus are necessary to retain and attract qualified executive personnel. The Compensation Committee further believes that the compensation paid to the Company's Chief Executive Officer and other executive officers in 1999 was fair and appropriate.

STOCK OPTION PLAN

     As of December 31, 1999, the Company has granted options to purchase an aggregate of 1,162,350 shares of Common Stock to eligible recipients under the 1996 Stock Option Plan of Delta Financial Corporation (the "1996 Plan"). A total of 2,200,000 shares of Common Stock are reserved for issuance under the 1996 Plan.

     The purpose of the 1996 Plan is to encourage the Company's employees and directors to acquire a larger proprietary interest in the Company and to provide incentives to maximize the long-term growth of the Company. The Company believes the opportunity to acquire such a proprietary interest will aid the Company in securing and retaining qualified employees.

     The Compensation Committee believes that equity ownership by management helps align management and stockholder interest and enhances stockholder value. The Compensation Committee believes that, based on the Company's performance, granting additional equity interest to management is warranted to reward them for past performance and encourage their future efforts. The Compensation Committee will continue to review option-based compensation from time to time and reward management with compensation reflecting the Company's, and management's, performance.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility by a publicly-held corporation of compensation paid in a taxable year to the Chief Executive Officer and any other executive officer whose compensation is required to be reported in the Summary Compensation Table to $1 million per executive officer. For the 1999 taxable year, Delta did not exceed, and therefore was not affected by, this limitation.

Compensation Committee:

Martin D. Payson
Arnold B. Pollard
Margaret Williams

                           SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation for the past three years of the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers:

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                           ANNUAL COMPENSATION                         AWARDS
                               --------------------------------------------   -------------------------
                                                              OTHER ANNUAL    NO. OF STOCK   RESTRICTED    ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR    SALARY      BONUS      COMPENSATION     OPTIONS         STOCK      COMPENSATION(1)
-----------------------------  ----   --------   ----------   -------------   ------------   ----------   ---------------
Sidney A. Miller.............  1999   $350,000   $  350,101           --              --            --        $    --
  Chairman of the Board        1998    356,731      350,000           --              --            --          4,800
                               1997    350,000    1,265,250           --              --            --             --

Hugh Miller..................  1999    350,000      350,101           --              --            --        $ 4,800
  Chief Executive Officer      1998    356,731      350,000           --              --            --          4,800
                               1997    350,000    1,265,250           --              --            --          4,750

Randall F. Michaels (2)......  1999    175,000      325,524      $ 9,568         100,000      $100,000        $ 4,800
  Executive Vice President     1998    140,866      600,685        7,933              --            --          4,800
                               1997    125,000      426,099        7,955          25,000            --          4,750

Richard Blass................  1999    225,827      437,601       13,091         100,000            --        $ 4,800
  Chief Financial Officer      1998    216,827      130,000        8,844              --            --          4,800
                               1997    173,077      141,015        6,064          25,000            --          4,750

Marc E. Miller...............  1999    220,468       45,101           --              --            --        $ 4,800
  Senior Vice President        1998    192,308       50,015           --              --            --          4,800
                               1997    154,231       50,000           --              --            --          4,750

------------------
(1) Consists of matching contributions by the Company to the officers' respective accounts pursuant to the Delta Funding Corporation 401(k) Profit-Sharing Plan.

(2) "Bonus" consists of commissions paid to Mr. Michaels throughout the year based upon the Company's loan production each year.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows all grants of options in 1999 to the executive officers of the Company named in the Summary Compensation Table. The options were granted under the 1996 Plan. Pursuant to the rules of the Securities and Exchange Commission (the "SEC"), the table also shows the value of the options granted at the end of the option terms (seven years) if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. The table also indicates that if the stock price does not appreciate, there will be no increase in the potential realizable value of the options granted.

                                                           INDIVIDUAL GRANTS(1)                           POTENTIAL
                                        ----------------------------------------------------------     REALIZABLE VALUE
                                                           PERCENT OF                                 AT ASSUMED ANNUAL
                                                           TOTAL OPTIONS                                RATES OF STOCK
                                         NUMBER OF         GRANTED TO                                 PRICE APPRECIATION
                                        SECURITIES         EMPLOYEES IN     EXERCISE                   FOR OPTION TERM
                                        UNDERLYING         FISCAL YEAR       PRICE      EXPIRATION    ------------------
NAME                                    OPTIONS GRANTED      1999           ($/SH)        DATE          5%         10%
-------------------------------------   ---------------    -------------    --------    ----------    -------    -------
Randall F. Michaels..................       100,000             20.2%        $5.875       1/1/06      $29,375    $58,750
Richard Blass........................       100,000             20.2%         5.875       1/1/06       29,375     58,750

------------------
(1) No stock appreciation rights were granted to executive officers in 1999.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     There were no options exercised by any of the executive officers of the Company named in the Summary Compensation Table during 1999. No stock appreciation rights ("SARs") have ever been granted by the Company to executive officers.

                                                                 NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED                IN-THE-MONEY OPTIONS
                              SHARES                         OPTIONS AT FISCAL YEAR END(#)            AT FISCAL YEAR END($)
                              ACQUIRED ON    VALUE         ---------------------------------    ---------------------------------
NAME                          EXERCISE(#)   REALIZED($)    EXERCISABLE(#)   UNEXERCISABLE(#)    EXERCISABLE($)   UNEXERCISABLE($)
---------------------------   -----------   -----------    --------------   ----------------    --------------   ----------------
Sidney A. Miller...........        0            $ 0            15,000            15,000               $0                $0
Hugh Miller................        0              0            60,000            60,000                0                 0
Randall F. Michaels........        0              0            50,000            35,000                0                 0
Richard Blass..............        0              0            50,000            35,000                0                 0
Marc E. Miller.............        0              0            15,000            15,000                0                 0

EMPLOYMENT AGREEMENTS

     Each of the Chairman of the Board of Directors, the Chief Executive Officer and all Executive Vice Presidents have employment Agreements with the Company, as follows:

NAME                                       POSITION                            DATE OF AGREEMENT     TERM
----------------------------------------   --------------------------------   -------------------   -------
Sidney A. Miller........................   Chairman of the Board                October 1, 1996     5 years
Hugh Miller.............................   President and CEO                    October 1, 1996     5 years
Richard Blass...........................   Executive VP, CFO and Treasurer       July 1, 1999       5 years
Randall F. Michaels.....................   Executive VP                          July 15, 1999      5 years
Christopher Donnelly....................   Executive VP                          July 9, 1999       5 years
Franklin E. Pellegrin, Jr...............   Executive VP                          July 23, 1999      3 years

     Under the terms of the respective employment agreements, the Company pays Sidney A. Miller a minimum base salary of $350,000 per year, Hugh Miller a minimum base salary of $350,000 per year, Richard Blass a minimum base salary of $250,000 per year, Christopher Donnelly a minimum base salary of $200,000 per year, Randall F. Michaels a minimum base salary of $175,000 per year and Franklin E. Pellegrin, Jr. a minimum base salary of $175,000 per year. Each of these officers is entitled to participate generally in the Company's employee benefit plans, including the 1996 Plan, and is eligible to receive an incentive bonus from the Company's executive bonus pool. The cash bonuses available to Christopher Donnelly, Randall F. Michaels and Franklin E. Pellegrin, Jr. are made at the discretion of the Board of Directors and are based on subjective performance criteria. Under the terms of their respective employment agreements, Sidney A. Miller, Hugh Miller and Richard Blass are eligible for cash bonuses in any one fiscal year of up to 400% of their annual salary for Mssrs. Miller and Miller and up to 50% of his annual salary for Mr. Blass, payable on a quarterly basis within 60 days after the relevant quarter. The amount of such quarterly cash bonus is calculated under the agreements as follows: for each 1% increase in net earnings per share for the relevant fiscal quarter greater than 10% as measured against the corresponding quarter of the prior fiscal year, each of Sidney A. Miller and Hugh Miller will receive a quarterly cash bonus of 15% of his respective current annual salary and Richard Blass will receive a quarterly cash bonus of 1.875% of his current annual salary. Mr. Blass is also entitled to a minimum annual bonus for each fiscal year ending December 31, 1999 and 2000 in the amount of $300,000 per year.

     Under the terms of their respective employment agreements, Sidney A. Miller and Hugh Miller also are granted benefits covering life insurance (Sidney A. Miller receives coverage up to $25,000,000, and Hugh Miller receives coverage of up to $1,000,000), medical expenses not covered by insurance (up to $100,000 per year) and additional allowances for business related travel and entertainment (up to $25,000 per year).

     If any of these six executive officers is terminated "for cause," which definition generally includes termination by the Company due to the executive's willful failure to perform his duties under the employment agreement, the executive's personal dishonesty, or the executive's breach of his fiduciary duties or the terms of the employment agreement to which he is a party, then the Company is obligated to pay the terminated executive only his base salary up to the date of his "for cause" termination. If either Sidney A. Miller or Hugh Miller is terminated without cause, the Company is obligated to pay such executive officer his base salary, bonus and benefits for the remaining term of his employment agreement. If either Sidney A. Miller or Hugh Miller resigns for "good reason," which generally includes resignation due to a breach by the Company of his employment agreement or the occurrence of a change of control in the Company's ownership, the Company must pay such executive officer his salary, bonus and benefits for the remaining term of the employment agreement. However, if any of Richard Blass, Christopher Donnelly or Randall F. Michaels is terminated without cause, the Company is obligated to pay such executive officer certain amounts set forth in the respective agreements payable in equal installments over the six months following such termination without cause.

     Each of Mr. Blass, Mr. Michaels, Mr. Donnelly and Mr. Pellegrin received "sign-up" bonuses in consideration for entering into employment agreements as follows: Mr. Blass received a cash bonus of $400,000, Mr. Michaels received restricted stock totaling $100,000, Mr. Donnelly received a cash bonus of $25,000 and restricted stock totaling $50,000, and Mr. Pellegrin received a cash bonus of $15,000 and restricted Company stock totaling $50,000.

PERFORMANCE GRAPH

     Set forth below is a graph comparing the total stockholder returns (assuming reinvestment of dividends) of the Company from November 1, 1996 (the month in which the Company's Common Stock became registered under Section 12 of the Securities Exchange Act of 1934, as amended) through December 31, 1999, to the Standard & Poor's 500 Composite Stock Index ("S&P 500") and certain peer group/comparable companies ("Peer Group Companies").** The graph assumes $100 invested on November 1, 1996 in the Company, the S&P 500 Index and the Peer Group Companies.

              COMPARISON OF THIRTY EIGHT-MONTH CUMULATIVE RETURN*
                   AMONG DELTA FINANCIAL CORPORATION, S&P 500
                            AND PEER GROUP COMPANIES

                           [LINE CHART APPEARS HERE]

Company Name / Index                    11/1/96     12/31/96    12/31/97    12/31/98     12/31/99
--------------------                    -------     --------    --------    --------     --------
Delta Financial Corporation                 100       109.09       81.06       35.99           25
S&P 500 Index                               100       105.44      140.61       180.8       218.84
Peer Group                                  100       101.21       70.53       22.05        10.28


    * $100 INVESTED ON 11/1/96 IN STOCK OR ON 11/1/96 IN INDEX OR PEER GROUP COMPANIES INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING
                                   DECEMBER 31.

------------------
** Peer Group Companies, which were selected based primarily upon SIC number, market value and type of business, include the following comparable companies: Aames Financial Corp., Altiva Financial Corp., BNC Mortgage, Inc., ContiFinancial Corp., First Alliance Corp., HomeGold Financial, Inc., New Century Financial Corp. and Westmark Group Holdings.

RELATED PARTY TRANSACTIONS

     The Company pays the annual premium on a $25 million split-dollar life insurance policy for Sidney A. Miller. The beneficiaries on the policy are certain members of the Miller family; however, in the event of Sidney A. Miller's demise, before any other payments are made the Company is first reimbursed out of the proceeds of the policy for the lesser of the cash value or all premiums it has paid during the term of the policy.

COMPLIANCE WITH SEC REPORTING REQUIREMENTS

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during 1998 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

     THE BOARD OF DIRECTORS HAS NOMINATED RICHARD BLASS AND ARNOLD B. POLLARD AS CLASS I DIRECTORS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE TO ELECT RICHARD BLASS AND ARNOLD B. POLLARD.

                                 PROPOSAL NO. 2
                          RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of KPMG LLP as the Company's independent auditors for the year ending December 31, 2000. KPMG LLP has served as the Company's independent auditors since 1989. Ratification of such appointment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented and voting in person or by proxy at the Annual Meeting or any adjournment thereof. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Representatives of KPMG LLP are expected to be present at the Annual Meeting, at which time they will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     THE BOARD OF DIRECTORS HAS APPROVED THE APPOINTMENT OF KPMG LLP AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING
DECEMBER 31, 2000.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that set forth herein. If any other matter or matters are properly brought before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company on or prior to December 31, 2000 to be eligible for inclusion in the Company's Proxy Statement and form of Proxy to be used in connection with the 2001 Annual Meeting.

                               OTHER INFORMATION

     The costs of solicitation of proxies will be borne by the Company. Directors, officers and other employees of the Company may solicit proxies in person or by telephone, without additional compensation thereof, other than reimbursement of out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares held of record by such persons, and the Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in so doing.

                                          By Order of the Board of Directors,
                                          Marc E. Miller
                                          Secretary

Woodbury, New York
April 14 , 2000

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 MAY BE OBTAINED BY STOCKHOLDERS SOLICITED HEREBY, WITHOUT CHARGE, UPON WRITTEN REQUEST SENT TO THE INVESTOR RELATIONS DEPARTMENT, DELTA FINANCIAL CORPORATION, 1000 WOODBURY ROAD, WOODBURY, NEW YORK 11797.

                                                         Please mark
                                                       your votes as    /X/
                                                        indicated in
                                                        this example




1. ELECTION OF DIRECTORS.         FOR the nominees             WITHHOLD
                              listed below (except as         AUTHORITY
                               withheld in the space    to vote for the nominees
                                      provided)              listed below
                                        / /                      / /

NOMINEES: 01 Richard Blass, 02 Arnold B. Pollard

The Board of Directors recommends a vote "FOR" the nominees.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE HIS NAME ON THIS LINE:

------------------------------------------------------------------------------









2. Ratification of KPMG LLP as the independent auditors of the corporation The Board of Directors recommends a vote "FOR" ratification of KPMG LLP

                  FOR          AGAINST         ABSTAIN
                  / /            / /             / /


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.



Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:________________________, 2000

---------------------------------
          Signature(s)

---------------------------------
          Signature(s)

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

  [telephone                YOUR VOTE IS IMPORTANT!            [computer
   graphic]                                                      graphic]
                       YOU CAN VOTE IN ONE OF THREE WAYS:

    ------------------------------------------------------------------------
                                VOTE BY INTERNET
                          24 hours a day, 7 days a week
 Follow the instructions at our Internet Address: http://www.eproxy.com/DFC
    ------------------------------------------------------------------------
                                       or
    ------------------------------------------------------------------------
                                 VOTE BY PHONE
                          HAVE YOUR PROXY CARD IN HAND.
             Call toll-free 1-800-840-1208 on a touch tone telephone
                         24 hours a day, 7 days a week.
                    There is NO CHARGE to you for this call.
  You will be asked to enter your 11-digit Control Number, which is located in the box in the lower right hand corner of this
                    form. Follow the recorded instructions.
    ------------------------------------------------------------------------
                                       or
    ------------------------------------------------------------------------
                               VOTE BY PROXY CARD
            Mark, sign and date your proxy card and return promptly
                           in the enclosed envelope.
    ------------------------------------------------------------------------

    ------------------------------------------------------------------------
        If you wish to access future Annual Reports and Proxy Statements electronically via the Internet and no longer
receive the printed materials, please provide your consent with your proxy vote.
    ------------------------------------------------------------------------


         NOTE: If you voted by Internet or telephone, THERE IS NO NEED
                         TO MAIL BACK your proxy card.


        THANK YOU FOR VOTING.

PROXY

                           DELTA FINANCIAL CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Sidney A. Miller and Hugh Miller, and each of them, each with full power to act without the other, and with full power of substitution, the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common Stock of Delta Financial Corporation that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on May 16, 2000 or any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side.

            (Continued, and to be marked and sign, on the other side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

   If you plan to attend Delta Financial Corporation's annual stockholder meeting, kindly detach the bottom of this card, and bring it with you to the meeting. Please note that only those stockholders who bring this proxy card with them will be admitted to the meeting.


                           DELTA FINANCIAL CORPORATION

                         Annual Meeting of Stockholders

                             May 16, 2000, 9:00 a.m.
                                Huntington Hilton
                              598 Broad Hollow Road
                            Melville, New York 11747>

                                                         Please mark
                                                       your votes as    /X/
                                                        indicated in
                                                        this example




1. ELECTION OF DIRECTORS.         FOR the nominees             WITHHOLD
                              listed below (except as         AUTHORITY
                               withheld in the space    to vote for the nominees
                                      provided)              listed below
                                        / /                      / /

NOMINEES: 01 Richard Blass, 02 Arnold B. Pollard

The Board of Directors recommends a vote "FOR" the nominees.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE HIS NAME ON THIS LINE:

------------------------------------------------------------------------------









2. Ratification of KPMG LLP as the independent auditors of the corporation The Board of Directors recommends a vote "FOR" ratification of KPMG LLP

                  FOR          AGAINST         ABSTAIN
                  / /            / /             / /


3. The Trustee is authorized to grant authority to management persons to vote upon such other business as may properly come before the meeting.


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:________________________, 2000

---------------------------------
          Signature(s)

---------------------------------
          Signature(s)

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

  [telephone                YOUR VOTE IS IMPORTANT!            [computer
   graphic]                                                      graphic]
                       YOU CAN VOTE IN ONE OF THREE WAYS:

    ------------------------------------------------------------------------
                                VOTE BY INTERNET
                          24 hours a day, 7 days a week
 Follow the instructions at our Internet Address: http://www.eproxy.com/DFC
    ------------------------------------------------------------------------
                                       or
    ------------------------------------------------------------------------
                                 VOTE BY PHONE
                          HAVE YOUR PROXY CARD IN HAND.
             Call toll-free 1-800-840-1208 on a touch tone telephone
                         24 hours a day, 7 days a week.
                    There is NO CHARGE to you for this call.
  You will be asked to enter your 11-digit Control Number, which is located in the box in the lower right hand corner of this
                    form. Follow the recorded instructions.
    ------------------------------------------------------------------------
                                       or
    ------------------------------------------------------------------------
                               VOTE BY PROXY CARD
            Mark, sign and date your proxy card and return promptly
                           in the enclosed envelope.
    ------------------------------------------------------------------------

    ------------------------------------------------------------------------
        If you wish to access future Annual Reports and Proxy Statements electronically via the Internet and no longer
receive the printed materials, please provide your consent with your proxy vote.
    ------------------------------------------------------------------------


         NOTE: If you voted by Internet or telephone, THERE IS NO NEED
                         TO MAIL BACK your proxy card.


        THANK YOU FOR VOTING.

                 DELTA FUNDING CORP. 401(k) PROFIT SHARING PLAN
                        CONFIDENTIAL VOTING INSTRUCTIONS
           INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              Annual Meeting of Stockholders, Tuesday, May 16, 2000

   The undersigned hereby instructs the Trustee of the Delta-Funding Corp. 401(k) Profit Sharing Plan (the "Plan") to vote all shares of Common Stock of Delta Financial Corporation allocated to the undersigned's account under the Plan at the Annual Meeting of Stockholders of said Corporation to be held at the Huntington Hilton, 598 Broad Hollow Road, Melville, New York 11747 on May 16, 2000, at 9:00 a.m. (local time) or any adjournment thereof. In accordance with the following instructions on the reverse side (or, if no instructions are given, "FOR" the nominees in Proposal No. 1 and "FOR" Proposal No. 2).

                           (Continued on reverse side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

   If you plan to attend Delta Financial Corporation's annual stockholder meeting, kindly detach the bottom of this card, and bring it with you to the meeting. Please note that only those stockholders who bring this proxy card with them will be admitted to the meeting.



                           DELTA FINANCIAL CORPORATION

                         Annual Meeting of Stockholders

                             May 16, 2000, 9:00 a.m.
                                Huntington Hilton
                              598 Broad Hollow Road
                            Melville, New York 11747